SCHEDULE 14C INFORMATION
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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UNIVERSAL TRAVEL GROUP
(Name of Registrant As Specified In Charter)

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INFORMATION STATEMENT

February 23, 2009

UNIVERSAL TRAVEL GROUP

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.001 per share (“Common Stock”), of Universal Travel Group, a Nevada corporation (the “Company”), at the close of business on February 23, 2009 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Information Statement advises shareholders of actions taken and approved on December 6, 2008 by Jiang Jiangping, Zhang Yizhao, Xie Jing, Yuan Jiduan and Wang Liquan, who comprise the Board of Directors, and ratified on January 20, 2009 by the holders of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”), to effect a three-for-one (3:1) reverse split (“Reverse Split”) of the Company’s issued and outstanding shares of common stock, which would decrease the number of outstanding common stock from 43,619,966 to 14,539,989.

The Reverse Split will not become effective until the filing with the Office of the Secretary of State of Nevada of Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”) at least twenty (20) days after the date of the mailing of this Information Statement to the Company’s shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

The Company is a travel services provider in the People’s Republic of China and is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the People’s Republic of China via the internet and through customer representatives.

On August 28, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Access America Fund, LP, Chinamerica Fund LP, Pope Investments II LLC, Heller Capital Investments, LLC, CGM as C/F Ronald I. Heller IRA, Investment Hunter, LLC, MARed Investments, High Capital Funding, LLC, and Merrill Lynch, Pierce, Fenner & Smith, FBO Beau L. Johnson (collectively, the “Buyers”) to sell to the Buyers 4,588,708 shares of common stock, par value $0.001 of the Company (“Common Stock”) and warrants to purchase 2,294,356 shares of Common Stock for an aggregate purchase price of $7,112,500 (the “Financing”). The Financing closed on August 29, 2008.

Pursuant to the Securities Purchase Agreement, the Company is obligated to use its commercially reasonable efforts to effect a three-for-one (3:1) reverse split of its Common Stock within 180 days of the closing of the Financing.

The Company also believes that the Reverse Split would be in the best interests of the Company because it would increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. Thus, the Board of Directors approved, and the Majority Shareholders ratified, an amendment to the Company’s Articles of Incorporation to effect the Reverse Split. The Reverse Split will become effective immediately upon the filing of the Amendment with the Office of the Secretary of State of Nevada. The filing will be made at least twenty (20) days after the date this Information Statement is first sent to shareholders.

THE REVERSE SPLIT

The Board of Directors and Majority Shareholders approved an amendment to the Articles of Incorporation of the Company to effect the Reverse Split. At the time of the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each three shares of pre-Reverse Split Common Stock held as of the close of business on the date the Amendment is filed. No fractional shares of Common Stock will be issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.  In connection with the Reverse Split, the Company’s Board of Directors, in its sole discretion, may provide special treatment to shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split.

Authorization by the Directors and the Majority Shareholders

Under Section 78.315(2) of the Nevada Revised Statutes and the Company’s Articles of Incorporation, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or of the committee. Further, under Section 78.320 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, the approval of the abovementioned Reverse Split requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders.

On December 6, 2008, the Board of Directors unanimously authorized the Reverse Split and the filing of the Amendment by Written Consent of the Board of Directors as set forth in Exhibit A to this Information Statement.

On January 20, 2009, the Majority Shareholders of the Company and holders of 51.39% of the total outstanding Common Stock and 41,619,966 votes, ratified the Board of Directors’ Written Consent and further authorized the Reverse Split and the filing of the Amendment by Written Consent of the Majority Shareholders as set forth in Exhibit B to this Information Statement. As of the close of business on February 23, 2009, the Company had outstanding 43,619,966 shares of Common Stock and Warrants carrying a total of 2,294,356 votes.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing shareholders of the Reverse Split, in the manner required under the Exchange Act, before the Amendment effectuating the Reverse Split may be filed.

Effective Date

The Reverse Split will become effective immediately upon the filing of Articles of Amendment to the Articles of Incorporation of the Company with the Office of the Secretary of State of Nevada.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the filing will be made at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 16, 2009.

This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

Reasons for the Reverse Split

The Reverse Split is being effected pursuant to the terms and conditions of the Securities Purchase Agreement.

Shareholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. We cannot assure you that the market price for shares of Common Stock will be proportionately greater after the Reverse Split than immediately prior to the Reverse Split, or that the market price will increase, or that any increase will be maintained for any period of time, after the Reverse Split. We also cannot assure you that the Reverse Split will not adversely impact the market price of the Common Stock.

Bid and ask quotations for the Common Stock appear on the NASD’s Over-the-Counter Bulletin Board under the symbol UTVG.OB. The high bid and low ask prices for the Common Stock, as reported by Yahoo Finance on February 23, 2009, were: $0.88 and $0.82, respectively. These over-the-counter market bid and ask quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of February 23, 2009, there were approximately 30 holders of record of the Common Stock.

Effects of the Reverse Split

Voting Rights. Holders of Common Stock will continue to have one vote for each share of Common Stock owned after the Reverse Split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split.

Number of Shareholders; Par Value and Authorized Shares. The number of shareholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under the Company’s Articles of Incorporation will remain the same following the effective time of the Reverse Split.

Number of Shares Outstanding. The number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split. As a result of the Reverse Split, each three shares of Common Stock owned before the effective time of the Reverse Split will be converted automatically into one share of Common Stock, without any action on the part of the shareholders, subject to adjustment for fractional shares.

All fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share. In connection with the Reverse Split, our Board of Directors, in its discretion, may provide special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split.

Public Status; Reporting Requirements. There is currently no intention for the Company to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of the Company becoming a private company in the future. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Issuance of Additional Shares. The number of authorized shares of Common Stock will continue to be 70,000,000 shares after the Reverse Split. However, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 43,619,966 shares outstanding prior to the Reverse Split, approximately 62.31% of the 70,000,000 authorized shares, will be reduced to approximately 14,539,989 shares, or approximately 20.77% of the 70,000,000 authorized shares. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors. At this time, other than for the exercise of the warrants issued in the Securities Purchase Agreement, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized but unissued shares generated by the Reverse Split.

Outstanding Shares and Voting Rights

As of the Record Date, the Company's authorized capitalization consisted of 70,000,000 shares of Common Stock, of which 43,619,966 shares were issued and outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Federal Income Tax Consequences

The Company will not recognize any gain or loss as a result of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such shareholder resides. Shareholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

Distribution and Costs

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, the Company will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the Majority Shareholders, of the Reverse Split provides shareholders any right to dissent and obtain appraisal of or payment for such shareholder’s shares under Section 78 of the Revised Nevada Statutes, the Articles of Incorporation or the Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 23, 2009, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Pre Reverse Split Number				Post Reverse Split Number
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (5)	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Pope Investments II LLC (shareholder) 5100 Poplar Avenue, Suite 805 Memphis, TN 38137	Common Stock	5,903,226	(3)	13.24%	Common Stock	1,967,742	13.24%

Jiang Jiangping (Chairperson, Chief Executive Officer) c/o Universal Travel Group, Shennan Road, Hualian Center Room 301 – 309, Shenzhen, People’s Republic of China	Common Stock	12,000,000		27.51%	Common Stock	4,000,000	27.51%

Zhang Yizhao (Director) 45 Old Millstone Drive, NIT 6 East Windsor, NJ 08520	Common Stock	100,000	(4)	* %		33,333	* %

Xie Jing (Director) c/o Universal Travel Group Shennan Road, Hualian Center, Room 301 – 309 Shenzhen, People’s Republic of China		—		—		—	—

Yuan Jiduan (Director) c/o Universal Travel Group Shennan Road, Hualian Center, Room 301 – 309 Shenzhen, People’s Republic of China		—		—		—	—

Wang Liquan (Director) c/o Universal Travel Group Shennan Road, Hualian Center, Room 301 – 309 Shenzhen, People’s Republic of China		—		—		—	—

Gao Huijie (Vice President of Corporate Finance) c/o Universal Travel Group Shennan Road, Hualian Center, Room 301 – 309 Shenzhen, People’s Republic of China		—		—		—	—

Richard Cohen (former director) (6)		—		—		—	—

Richard P. Randall (former director)(7) c/o No 633 West Fifth Street Floor 2600 Los Angeles, CA 91700		—		—		—	—

James Treacy (former director)(8) 76 Concord Avenue Glen Rock, NJ 07452		—		—		—	—

* - Less than one percent
(1) In determining beneficial ownership of the Company’s Common Stock as of a given date, the number of shown includes shares of Common Stock which may be acquired on exercise of warrants or options within 60 days of that date. In determining the percent of Common Stock owned by a person or entity on February 23, 2009, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on February 23, 2009 (43,619,966), and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.
(2) According to the Securities Purchase Agreement dated August 28, 2008, the Company is obligated to use its commercially reasonable efforts to effect a reverse split of its Common Stock within 180 days of the closing of the Financing.
(3) Includes the beneficial ownership of a Common Stock Purchase Warrant dated August 28, 2008 to purchase up to a total of 967,742 shares of our common stock at $2.71 per share. The warrant expires on August 28, 2013.
(4) Pursuant to an appointment letter granted by the Company dated June 24, 2008, Mr. Zhang was granted options to purchase a total of 100,000 shares of common stock at $1.52 per share. Options to purchase 33,333 shares may be exercised immediately, options to purchase an additional 33,333 shares may be exercised commencing July 1, 2009, and options to purchase the remaining 33,334 shares may be exercised commencing July 1, 2010, provided that in the case of the options to vest in 2009 and 2010 Mr. Zhang is still a director of or otherwise engaged by the Company. The options may be exercised until July 1, 2018.
(5) Based upon 41,619,966 shares of Common Stock outstanding as of the date hereof and, with respect to each stockholder, the number of shares which would be outstanding upon the exercise by such stockholder of outstanding rights to acquire stock, either upon exercise of outstanding options, warrants within 60 days of the date hereof.
(6) On May 7, 2007, the Company granted Robert Cohen options to purchase 100,000 shares of common stock at $1.95 per share, to vest in three equal installments over two years.  As of June 23, 2008, upon resignation as director of the Company, Mr. Cohen has forfeited all options.
(6) On September 6, 2007, the Company granted Richard P. Randall options to purchase 100,000 shares of common stock at $2.85 per share, to vest in three equal installments over two years.  As of June 23, 2008, upon resignation as director of the Company, Mr. Randall has forfeited all options.
(6) On December 7, 2007, the Company granted James Treacy options to purchase 100,000 shares of common stock at $3.75 per share, to vest in three equal installments over two years.  As of May 28, 2008, upon resignation as director of the Company, Mr. Treacy has forfeited all options.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

       The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

[SIGNATURE PAGE TO FOLLOW]

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Reverse Split to the Majority Shareholders.

By Order of the Board of Directors
February 23, 2009

/s/ Jiangping Jiang
Name: Jiangping Jiang
Title: Chairperson and Chief Executive Officer

UNANIMOUS WRITTEN CONSENT
OF DIRECTORS OF
UNIVERSAL TRAVEL GROUP
 (a Nevada Company)

The undersigned, being all of the directors of Universal Travel Group, a Nevada company (the "Company"), hereby consent to the adoption of, and hereby approve and adopt the following resolutions:

WHEREAS, in connection with the Securities Purchase Agreement dated August 29, 2008, the Company wishes to and believes it to be in the best interest of the Company to adopt a 2008 Incentive Stock Plan (the “Plan”) which aims to support and increases the Company's ability to attract,  engage  and  retain  individuals  of  exceptional  talent,  to provide additional  incentive  for persons  employed  or  associated  with the  Company, including without limitation any employee,  director,  general partner, officer, attorney,  accountant,  consultant  or advisor, and to advance the best interests of the Company by providing to those  persons who have a  substantial responsibility  for its  management,  affairs,  and growth, a proprietary interest in the success of the Company,  thereby encouraging them to maintain their relationships with the Company.

WHEREAS the board of directors wishes to approve the execution of the Plan and the reservation and issuance of 6,600,000 additional shares of common stock of the Company (the “Shares”) thereunder;

WHEREAS in the opinion of the board of directors, it is also advisable and in the best interests of the Company to effectuate a three-for-one (3:1) reverse split of the Company’s issued and outstanding shares of common stock (“Reverse Split”);

NOW THEREFORE BE IT RESOLVED that the board of directors hereby approves the adoption and execution of the Plan, the reservation of the Shares for issuance thereunder, and the filing of a Registration Statement on Form S-8 to register the Shares under the Plan , and be it further

RESOLVED that the following Company employees be granted options pursuant to the 2008 Stock Plan in the amounts, the prices and terms indicated below:

Name: See Schedule I.

Amount: See Schedule I.

Exercise Price(s): $___

Vesting Schedule: The options to collectively purchase 1,100,000 shares of Common

Stock under the said Plan among the optionees (to be divided pro rata among them) shall vest on each anniversary of the grant until the end of  six years, whereby all the options to purchase the 6,600,000  shares of Common Stock shall vest  and be immediately exercisable.  However, in the event (i) the Company reports an after tax Net Income (as defined in the Securities Purchase Agreement) of $14,000,000  in its Annual Report on Form 10-K filed with the SEC for its fiscal year 2008, then options to purchase 2,200,000 shares of Common Stock in the aggregate under the Plan shall vest and become immediately exercisable and each grantee of such options shall be entitled to exercise his/her options rateably, (ii)  the Company reports an after tax Net Income of $18,000,000  in its Annual Report on Form 10-K filed with the SEC for its fiscal year 2009, then options to purchase another 2,200,000 shares of Common Stock in the aggregate under the Plan shall vest and become immediately exercisable and each grantee of such options shall be entitled to exercise his/her options rateably and (iii) the Company reports an after tax Net Income of $22,000,000  in its Annual Report on Form 10-K filed with the SEC for its fiscal year 2010, then options to purchase another 2,200,000 shares of Common Stock in the aggregate under the Plan shall vest and become immediately exercisable and each grantee of such options shall be entitled to exercise his/her options rateably.  The number of shares of Common Stock covered by the Plan shall be subject to adjustment for subsequent events, including but not limited to the Reverse Split described in section 4 (p) of Securities Purchase Agreement dated August 29, 2008, and approved hereto, and it is further

RESOLVED that the Company be and hereby authorized to effectuate a three-for-one (3:1) reverse split of the Company’s issued and outstanding shares of common stock without changing the par value of the stock;  provided that no fractional shares of the Company shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split.

RESOLVED that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Company an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining shareholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on February 13, 2009; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the date which shall be as soon as practicable after the expiration of 20 days after the Information Statement is sent to stockholders and notification to and approval by FINRA of the same; and be it further

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing;

RESOLVED that this consent may be executed in one or more counterparts.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, consent hereto in writing as of December 6, 2008, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

/s/ Jianping Jiang
Name: Jiangping Jiang
Title: Chairwoman and Chief Executive Officer

/s/ Yizhao Zhang
Name: Yizhao Zhang
Title: Director

/s/ Jing Xie
Name: Jing Xie
Title: Director

/s/ Yuan Jiduan
Name: Yuan Jiduan
Title: Director

/s/ Wang Liquan
Name: Wang Liquan
Title: Director

EXHIBIT B

UNIVERSAL TRAVEL GROUP
MAJORITY WRITTEN CONSENT IN LIEU OF MEETING
OF
THE SHAREHOLDERS

The undersigned, constituting the majority of the shareholders of Universal Travel Group, a  Nevada corporation (the “Company”), hereby executes this written consent to action in accordance with Section 78.320 (2) of the Nevada Revised Statutes, as if duly adopted at a duly called and noticed meeting:

WHEREAS, in connection with the Securities Purchase Agreement dated August 29, 2008, the board of directors of the Company had approved and adopted and the majority shareholders believe that it is in the best interest of the Company to adopt a 2008 Incentive Stock Option Plan (the “Plan”) which aims to support and increase the Company's ability to attract, engage and retain individuals of exceptional talent, to provide additional incentive for persons employed or associated with the Company, including without limitation any employee, director, general partner, officer, attorney, accountant, consultant or advisor, and to advance the best interests of the Company by providing to those persons who have a substantial responsibility for its management, affairs, and growth, a proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company and to register the shares under the Plan by filing a Registration Statement on Form S-8.

WHEREAS the board of directors approved the execution of the Stock Option Plan and the reservation and issuance of 6,600,000 shares of common stock of the Company to certain employees of the Company and the majority shareholders believe that it is in the best interest of the Company to do so;

WHEREAS the board of directors had approved and authorized a three-for-one (3:1) reverse split of the Company’s issued and outstanding shares of common stock (“Reverse Split”) and pursuant thereto, the preparation and mailing of an information statement on Schedule 14C to all shareholders of the Company and notification of the same to FINRA the majority shareholders believe that it is in the best interest of the Company to do so;

THEREFORE, BE IT:

RESOLVED, that all the board of directors’ actions to adopt and execute the Plan be and is hereby ratified and approved, and be it further

RESOLVED that all the board of directors’ actions to effectuate the Reverse Split be and is hereby ratified and approved.

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are/is, authorized and empowered, in the name of the Company and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

Jiangping Jiang

By:	/s/ Jiangping Jiang
Name: Jiangping Jiang
Common Shares: 11,800,000
Date: January 20, 2009

Access America Fund, LP

By:	/s/ Christopher Efird
Name: Christopher Efird
Title: President & Managing Partner
Common Shares: 1,645,161
Date: January 20, 2009

Chinamerica Fund LP

By:	/s/ Beau Johnson
Name: Beau Johnson
Title: Managing Director
Common Shares: 1,645,161
Date: January 20, 2009

Pope Investments II LLC

By:	William P. Wells
Name: William P. Wells
Title: Managing Member
Common Shares: 4,935,484
Date: January 20, 2009

Heller Capital Investments, LLC

By:	/s/ Ronald I. Heller
Name: Ronald I. Heller
Title: Chief Information Officer
Common Shares: 350,000
Date: January 20, 2009

CGM as C/F Ronald I. Heller IRA

By:	/s/ Ronald I. Heller
Name: Ronald I. Heller
Title: Investor
Common Shares: 150,000
Date: January 20, 2009

Investment Hunter, LLC

By:	Gary C. Evans
Name: Gary C. Evans
Title: Manager
Common Shares: 645,161
Date: January 20, 2009

MARed Investments

By:	/s/ Edward Rashid
Name: Edward Rashid
Title: Director
Common Shares: 129,032
Date: January 20, 2009

High Capital Funding, LLC

By:	/s/ David R. Rappaport
Name:
Title:
Common Shares: 75,806
Date: January 20, 2009

Merrill Lynch, Pierce, Fenner & Smith, FBO Beau L. Johnson

By:	/s/ Beau Johnson
Name:
Title:
Common Shares: 12,903
Date: January 20, 2009